UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 8, 2002

Nomadic Collaboration International, Inc.
(formerly DP Charters, Inc.)
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-27131
(Commission File Number)

88-0381258
(IRS Employer Identification No.)

15359 North East 90th Street, Redmond, WA 98052
(Address of principal executive offices and Zip Code)

(425) 869-6868
(Registrant's telephone number, including area code)

DP Charters, Inc.
24843 Del Prado, Suite 318, Dana Point, CA, 92629
(Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OF ASSETS

On April 8, 2002, Nomadic Collaboration International, Inc.(formerly DP Charters, Inc.) ("NCII" or the "Company"), a Nevada corporation, completed the acquisition of 100% of the outstanding shares of Omnitrix Technologies Inc. ("Omnitrix"), a Delaware company, pursuant to an Agreement and Plan of Reorganization, dated February 22, 2002 (the "Agreement") between the Company and Omnitrix, and the Shareholders of Omnitrix (the "Shareholders"). Each of the Shareholders executed a Share Exchange Agreement and consented to the share exchange and acquisition. Omnitrix became a wholly-owned subsidiary of the Company as of April 8, 2002.

In addition, in connection with the acquisition of Omnitrix, the Company has entered into an Employment Agreement with Roger Warren, a key employee and former shareholder of Omnitrix. The Company has also entered into a Consulting Agreement with MCSI Capital Corp., who will provide the services of Raymond Polman.

Effective April 8, 2002, the Company changed its name to "Nomadic Collaboration International Inc.". On April 10, 2002, the ticker symbol for the Company's common shares, which are quoted on the Over-the-Counter Bulletin Board, was changed to "NMDC".

Under the terms of the Agreement and the Plan of Reorganization, the Company acquired all of the issued and outstanding shares of common stock of Omnitrix in exchange for an aggregate of 10,000,000 shares of the Company's $0.001 par value common stock, which were issued to the Shareholders of Omnitrix, pro-rata based on their pre-acquisition holdings of the common and preferred stock of Omnitrix. Immediately prior to the acquisition, there were 1,129,063 preferred shares of Omnitrix which were exchanged for 8,529,166 of the Company's common shares and 1,470,834 common shares which were exchanged for an equal number of the Company's common shares.

The Company had a total of 84,497,075 shares of common stock issued and outstanding immediately prior to the acquisition of Omnitrix. The Plan of Reorganization involved the cancellation of 74,050,977 shares of common stock, leaving 10,446,098 shares of common stock issued and outstanding, followed by the issue of 10,000,000 shares of common stock by the Company to the shareholders of Omnitrix pursuant to the acquisition. The shareholders of Omnitrix were issued 10,000,000 shares of common stock, pro rata, representing immediately following the acquisition 48.9% of the total 20,446,098 shares of common stock issued and outstanding immediately after the acquisition.

The following table lists, as of the date of this report and after the issuance of 10,000,000 common shares of the Company, the number of shares of common stock owned by (i) each person who owns of record or is known to beneficially own more than 5% of the Company's outstanding shares of common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and executive officers as a group:

Name of Beneficial Holder (1)	Number	Percent
Robert Cross	3,639,447	17.8%
Basil Peters (note 2)	3,000,000	14.7%
Raymond Polman	925,000	4.5%
Roger Warren	750,000	3.7%
All Officers and Directors as a Group ( 2 persons)	1,675,000	8.2%

  The address of all persons listed is Suite 800 - 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3H1

  Held in Fundamental Investments Inc. a holding company directly or indirectly controlled by Basil Peters.

As part of the acquisition, the following persons were appointed as directors and officers of the Company:

Name	Title
Raymond L. Polman, CA	Chief Executive Officer, Director Acting Chief Financial Officer
Roger Warren	Chief Technology Officer, Director Secretary

Nomadic Collaboration International Inc. maintains its principal executive offices at 15359 North East 90th Street, Redmond, WA. The Company helps Fortune 1000 companies improve productivity and responsiveness by extending their enterprise applications to wireless devices.

On March 28, 2002, and in connection with the closing of the acquisition of Omnitrix, William Stocker, the sole director and custodian of the Company passed a resolution appointing new directors of the Company upon the closing and exchange of shares which was effected on April 8, 2002. Raymond Polman, was appointed director along with Roger Warren, effective April 8, 2002. Mr. Stocker resigned as director pursuant to the closing of the acquisition, effective April 8, 2002.

Mr. Raymond Polman, the President and Chief Executive Officer of the Company was formerly a Deloitte Consulting enterprise software consulting specialist and is a Chartered Accountant with 16 years' business experience. In addition, he has been an executive level advisor to a number of emerging technology companies since 1998 and an advisory consultant providing outsource Chief Financial Officer services on behalf of MCSI Consulting Services since October, 2001.

Mr. Roger Warren, the Chief Technology Officer, co-founded Omnitrix Technologies Inc. in 1999 and has over 25 years of senior software development and marketing experience with Amdahl, DEC and Tandem. Mr. Warren was previously the Chief Technology Officer for Visionary Management Technologies, and prior to that, was the director of Image Systems for Image Data Corp.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements

It is not practicable to provide financial statements of the acquired company prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 24, 2002 (60 days after this Current Report on Form 8-K must be filed).

(b) Pro Forma Financial Information

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than June 24, 2002 (60 days after this Current Report on Form 8-K must be filed).

EXHIBIT INDEX

Exhibit Number / Description

2. Plan of Acquisition

2.1 Merger Agreement and Plan of Reorganization, dated January 21, 2002, among DP Charters Inc. and Omnitrix Technologies Inc.

2.2 Form of Share Exchange Agreement, dated March 26, 2002

**entered into between DP Charters, Inc., Omnitrix Technologies, Inc. and:
- Fundamental Investments Inc.

- Global e-biz Ltd.

- Raymond Polman

- Robert Cross

- David Toth

- Migration Software

- Murray Cook

- Anthony Bettencourt

- Ron Ford

- Robert Warren

10. Material Contracts

10.1 Consulting Agreement, dated April 9, 2002, between Nomadic Collaboration International, Inc. and MCSI Capital Corp.

10.2 Employment Agreement, dated April 9, 2002, between Nomadic Collaboration International, Inc. and Roger Warren

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOMADIC COLLABORATION INTERNATIONAL, INC.

/s/ Raymond Polman
By: Raymond Polman
Chief Executive Officer, Director

Date: April 23, 2002